Exhibit 10.2

GUARANTY AND SURETYSHIP AGREEMENT
IN CONSIDERATION of credit granted or to be granted by PNC Bank, National Association ("PNC Bank") and various other financial institutions from time to time (PNC Bank and such other financial institutions are each a "Lender" and collectively, the "Lenders") pursuant to that certain Credit Agreement, dated of even date herewith (as may be amended, modified, supplemented or restated from time to time, the "Credit Agreement"), by and among Black Box Corporation, a Delaware corporation (the "Debtor"), the Guarantors (as defined in the Credit Agreement) party thereto from time to time, the Lenders (as defined in the Credit Agreement) party thereto from time to time, and PNC Bank, as administrative agent for the Lenders (PNC Bank, in such capacity, the "Administrative Agent"), intending to be legally bound hereby, and to induce the Lenders to maintain or extend credit to the Debtor, the entities listed on the signature page hereto and each other Person that, after the date hereof, joins hereunder as a Guarantor (such entities listed on the signature page hereto and each other Person that joins as a Guarantor hereunder are each, a "Guarantor" and collectively, the "Guarantors"), this 9th day of May, 2016, jointly and severally, hereby:

1.Become absolute and unconditional guarantors and sureties as though they were primary obligors to the Administrative Agent and the Lenders, their respective successors, endorsees and assigns, for (i) the prompt payment and performance when due (whether at maturity, by declaration, acceleration or otherwise) of all Obligations (as defined in the Credit Agreement) including, without limitation, all existing and future liabilities and obligations of the Debtor to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents, including, without limitation, all extensions, modifications, renewals thereof and substitutions therefor, whether absolute or contingent, direct or indirect, matured or unmatured, sole, joint or several, of any nature whatsoever, without regard to the validity, enforceability or regularity thereof including, without limitation, continuing interest thereon in accordance with the terms thereof and all reasonable expenses (including any reasonable legal expenses) incurred by the Administrative Agent or any Lender in enforcing any rights with regard to or collecting against any Guarantor under this Guaranty and Suretyship Agreement (this "Agreement") and (ii) the due and punctual performance of and/or compliance with all of the terms, conditions and covenants contained in each of the Credit Agreement, the Notes (as defined in the Credit Agreement) and the other Loan Documents (as defined in the Credit Agreement) to be performed or complied with by the Debtor and the accuracy of the Debtor's representations and warranties contained in each of the Loan Documents (all of the forgoing are hereinafter collectively referred to as the "Debtor Liabilities"), whether or not such Debtor Liabilities or any portion thereof shall hereafter be released or discharged or for any reason invalid or unenforceable (capitalized terms used in this Agreement that are defined in the Credit Agreement shall have the meanings assigned to them therein unless otherwise defined in this Agreement);
2.    Assent to all agreements made or to be made between the Administrative Agent or any Lender and any Loan Party and its subsidiaries liable, either absolutely or contingently, on any of the Debtor Liabilities, including any and all such agreements made by the Debtor and any co-maker, endorser, pledgor, surety or guarantor (any such Loan Party and its subsidiaries being hereinafter referred to as an "Obligor"), and further agree that the Guarantors' liability hereunder shall not be reduced or diminished by such agreements in any way;
3.    Consent and agree that the Guarantors' obligations and liabilities hereunder shall in no way be reduced, limited, waived or released if any other Person or Persons is presently or in the future becomes a surety or guarantor in regard to the Debtor Liabilities or any other liabilities among the Debtor, the Administrative Agent and the Lenders; and
4.    Consent that the Administrative Agent and the Lenders may, at their option, without in any way affecting the Guarantors' liability hereunder: (i) exchange, surrender or release any or all collateral security or any endorsement, guaranty or surety held by the Administrative Agent or the Lenders for any of the Debtor Liabilities; (ii) renew, extend, modify, supplement, amend, release, alter or compromise the terms of any or all of the Debtor Liabilities; and (iii) waive or fail to perfect the Administrative Agent's and the Lenders' rights or remedies against the Debtor or the collateral security for any of the Debtor Liabilities.

CONTINUING GUARANTY. This Agreement shall be a continuing one and shall continue in full force and effect until (subject to the terms and conditions of the Section of this Agreement entitled Bankruptcy of the Debtor) Payment In Full. Without limiting the generality of the foregoing, each Guarantor hereby irrevocably waives any right to terminate or revoke this Agreement.
EXTENT OF GUARANTORS' LIABILITY. This Agreement shall be and is intended to be an absolute and unconditional guaranty and suretyship, jointly and severally among the Guarantors, for the aggregate of the Debtor Liabilities including, but not limited to, the Indebtedness evidenced by the Notes. The Administrative Agent may apply any payment received on account of the Debtor Liabilities in such order as the Administrative Agent, in its sole discretion, may elect in accordance with the Credit Agreement. The obligations of the Guarantors under this Agreement, when construed collectively with the obligations of any other Guaranty and Suretyship Agreement made by any other Guarantor to the Administrative Agent (for its benefit and for the benefit of the Lenders) (collectively, jointly and severally, the "Other Guarantors"), are intended to be the joint and several obligations of the Guarantors and the Other Guarantors; and this Agreement, when construed in connection with such other Guaranty Agreements, is intended to be an absolute and unconditional guaranty and suretyship for the aggregate of the Debtor Liabilities subject to the limitation of each Guarantor's total liability hereunder set forth below.
Subject to the remainder of this paragraph, but otherwise notwithstanding anything to the contrary contained in this Agreement, the maximum liability of each Guarantor under this Agreement shall not exceed the sum of (i) that portion of the Debtor Liabilities, the proceeds of which are used by the Debtor to make Valuable Transfers (as hereinafter defined) to such Guarantor, plus (ii) ninety-five percent (95%) of the Adjusted Net Worth (as hereinafter defined), but only to the extent that Adjusted Net Worth is a positive number, of such Guarantor at the date of this Agreement. For purposes of this paragraph:
"Adjusted Net Worth" shall mean, as of any date of determination thereof, the excess of (i) the amount of the fair saleable value of the assets of such Guarantor as of the date of such determination, determined in accordance with applicable federal and state laws governing determinations of insolvency of debtors, over (ii) the amount of all liabilities of such Guarantor, contingent or otherwise, as of the date of such determination, determined on the basis provided in the preceding clause (i), in all events prior to giving effect to Valuable Transfers.

"Valuable Transfers" shall mean the amount of the following: (a) all loans, advances, other credit accommodations, or capital contributions made to such Guarantor with proceeds of the Loans, (b) the amount of Letters of Credit issued to support the obligations or Indebtedness of such Guarantor, (c) all debt securities or other obligations or Indebtedness of the Guarantor acquired from such Guarantor or retired, redeemed, purchased or acquired by such Guarantor with proceeds of any Loans or of any Letters of Credit issued to support the obligations or Indebtedness of such Guarantor, (d) all equity securities of such Guarantor acquired from such Guarantor with the proceeds of any Loans or of any drawings on Letters of Credit issued to support the obligations of such Guarantor, (e) the fair market value of all property acquired with proceeds of the Loans or of any drawings on Letters of Credit issued to support the obligations or Indebtedness of such Guarantor and transferred to such Guarantor, (f) the interest on and the fees in respect of the Loans, the proceeds of which are used to make such a Valuable Transfer, and (g) the value of any quantifiable economic benefits not included in clauses (a) through (f) above, but includable in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, accruing to such Guarantor as a result of the Loans or the Letters of Credit.

Each Guarantor agrees that the Debtor Liabilities may at any time and from time to time exceed the maximum liability of such Guarantor hereunder without impairing this Agreement or affecting the rights and remedies of Administrative Agent and Lenders hereunder. No payment or payments made by the Debtor, any Guarantor or any other Person or received or collected by Administrative Agent or any Lender from the Debtor, any Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Debtor Liabilities shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor under this Agreement, and each Guarantor shall, notwithstanding any such payment or payments (other than payments made to Administrative Agent or any Lender by a Guarantor or payments received or collected by Administrative Agent or any Lender from a Guarantor), remain liable for the Debtor Liabilities up to the maximum liability amount of such Guarantor set forth in this paragraph until Payment In Full; provided, however, that, anything herein to the contrary notwithstanding, in no event shall any Guarantor's liability under this paragraph exceed the maximum amount that, after giving effect to the incurring of the obligations hereunder and to any rights to contribution of such Guarantor from the Debtor and other Affiliates of the Debtor, would not render Administrative Agent's and Lenders' right to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law; and further provided that if a greater amount of the Debtor Liabilities than the maximum liability set forth in this paragraph could be repaid by any Guarantor as a result of an increase in such Guarantor's Adjusted Net Worth subsequent to the date of this Agreement, without rendering Administrative Agent's and Lenders' right to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law, then the amount of such Guarantor's maximum liability calculated in the first sentence of this paragraph shall be calculated based upon such Guarantor's Adjusted Net Worth on such later date, rather than the date of execution of this Agreement.
UNCONDITIONAL LIABILITY. The Guarantors' liability hereunder is absolute and unconditional and shall not be reduced, limited, waived, or released in any way by reason of: (i) any failure of the Administrative Agent or any Lender to obtain, retain, preserve, perfect or enforce any rights against any Person (including without limitation, any Obligor) or in any property securing any or all of the Debtor Liabilities; (ii) the invalidity or irregularity of any such rights that the Administrative Agent and the Lenders may attempt to obtain; (iii) any delay in enforcing or any failure to enforce such rights, even if such rights are thereby lost; (iv) any delay in making demand on any Obligor for payment or performance of any or all of the Debtor Liabilities; or (v) from time to time, the payment in full and subsequent incurring of any Debtor Liabilities.
WAIVER. The Guarantors hereby waive all notice with respect to the present existence or future incurrence of any Debtor Liabilities including, but not limited to, the amount, terms and conditions thereof. The Guarantors hereby consent to the taking of, or failure to take, from time to time, any action of any nature whatsoever permitted by Law with respect to the Debtor Liabilities and with respect to any rights against any Person or Persons (including, without limitation, any Obligor), or in any property including, without limitation, any renewals, extensions, modifications, postponements, compromises, indulgences, waivers, surrenders, exchanges and releases, and the Guarantors will remain fully liable hereunder notwithstanding any or all of the foregoing. The granting of an express written release of any Guarantor's liability hereunder or any other Obligor's liability, in whole or in part, shall be effective only with respect to the liability such Guarantor or Obligor who is specifically so expressly released but shall in no way affect the liability hereunder of any Guarantor or any Obligor not so expressly released. The dissolution of any Guarantor, or any other Obligor, shall in no way affect the liability hereunder or that of any other Obligor. Each Guarantor hereby expressly waives: (i) notices of acceptance hereof; (ii) any presentment, demand, protest, notice of default in connection with the Debtor Liabilities, dishonor or notice of dishonor; (iii) any right of indemnification; and (iv) any defense arising by reason of any disability or other defense whatsoever to the liability of the Debtor, or any other circumstance which might otherwise constitute a defense available to, or in discharge of, such Guarantor with respect to its obligations hereunder, excepting only full, strict, and indefeasible payment and performance of the Debtor Liabilities in full.

No payment by any Guarantor shall entitle any other Obligor, by subrogation, contribution, indemnification or otherwise, to succeed to any of the rights of the Administrative Agent and the Lenders, including rights to any payment made on account of the Debtor Liabilities, regardless of the source of such payment, and no Guarantor shall have any right of subrogation, contribution, indemnification or other rights to be reimbursed, made whole or otherwise compensated by any other Obligor with respect to any payments made hereunder, until Payment In Full. Each Guarantor hereby waives any benefit of and any right to participate in any collateral security now or hereafter held by the Administrative Agent and the Lenders or any failure or refusal by the Administrative Agent and the Lenders to perfect an interest in any collateral security.
BANKRUPTCY OF THE DEBTOR. Neither the Guarantors' obligations to make payment in accordance with the terms of this Agreement nor any remedy for the enforcement hereof shall be impaired, modified, changed, released or limited in any manner whatsoever by the Debtor's bankruptcy or by any impairment, modification, change, release or limitation of (i) the liability of the Debtor, any Person assuming the obligations of the Debtor under the Credit Agreement or any of the other Loan Documents or the Debtor's estate in bankruptcy or (ii) any remedy for the enforcement of the Debtor Liabilities, either of which result from the operation of any present or future provision of any bankruptcy act, Law or equitable cause or from the decision of any court. The Guarantors agree that to the extent that the Debtor or any other Obligor makes any payment or payments to the Administrative Agent or any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be paid to a trustee, receiver or any other Person under any bankruptcy act, Law or equitable cause, then to the extent of such payment, the Debtor Liabilities or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.
PAYMENT OF COSTS. In addition to all other liabilities of the Guarantors hereunder, the Guarantors also agree to pay to the Administrative Agent on demand all costs and expenses (including reasonable attorneys' fees and legal expenses) which may be incurred in the enforcement or collection of the liabilities of the Guarantors hereunder.
PRIMARY LIABILITY OF THE GUARANTORS. The Guarantors agree that this Agreement may be enforced by the Administrative Agent and the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Loan Documents, or any collateral now or hereafter securing the Debtor Liabilities or otherwise, and each Guarantor hereby waives the right to require the Administrative Agent and the Lenders to proceed against any other Obligor or to require the Administrative Agent and the Lenders to pursue any other remedy or enforce any other right. The Guarantors further agree that nothing contained herein shall prevent the Administrative Agent and the Lenders from suing on the Loan Documents, or any of them, or foreclosing their Lien, if any, on any collateral hereafter securing the Debtor Liabilities or from exercising any other rights available under the Loan Documents, or any other instrument of security if neither the Debtor nor the Guarantors timely perform the obligations of the Debtor thereunder, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of the obligations of the Guarantors thereunder; it being the purpose and intent of the Guarantors that the obligations of the Guarantors hereunder shall be absolute, independent and unconditional. Neither the obligations of the Guarantors under this Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Debtor or by reason of the bankruptcy or insolvency of the Debtor. If acceleration of the time for payment of any amount payable by the Debtor is stayed upon the insolvency or bankruptcy of the Debtor, amounts otherwise subject to acceleration under the terms of the Loan Documents including, without limitation, interest at the rates set forth in the Credit Agreement occurring after the date of such bankruptcy or insolvency, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent. The Guarantors acknowledge that the term "Debtor Liabilities" as used herein includes, without limitation, any payments made by the Debtor to the Administrative Agent or the Lenders and subsequently recovered by the Debtor or a trustee for the Debtor pursuant to bankruptcy or insolvency proceedings.

ACCELERATION OF THE GUARANTORS' LIABILITIES. Upon the occurrence and during the continuance of an Event of Default, all of the Debtor Liabilities, at the Administrative Agent's and the Lenders' option, shall be deemed to be forthwith due and payable in accordance with the Credit Agreement for the purposes of this Agreement and for determining the liability of the Guarantors hereunder, whether or not the Administrative Agent and the Lenders have any such rights against any other Obligor, and whether or not the Administrative Agent and the Lenders elect to exercise any rights or remedies against any other Person or property including, without limitation, any other Obligor.
RIGHTS OF THE GUARANTORS. All rights and remedies of the Guarantors against the Debtor or any property of the Debtor or any collateral security for any of the Debtor Liabilities, whether arising by promissory note, subrogation, security agreement, mortgage or otherwise, shall in all respects be and remain subordinate and junior in right of payment and priority to the prior Payment In Full to the Administrative Agent and the Lenders of all Debtor Liabilities and to the priority of the Administrative Agent and the Lenders in any property of the Debtor and any collateral security for any of the Debtor Liabilities. Subject to the terms of the Intercompany Subordination Agreement, any amount which may have been paid to any Guarantor on account of any Indebtedness of the Debtor to any Guarantor, or on account of any subrogation or other rights of any Guarantor against the Debtor, when all of the Debtor Liabilities shall not have been Paid in Full, shall be held by the undersigned in trust for the benefit of the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Debtor Liabilities, whether matured or unmatured.
NOTICE TO THE ADMINISTRATIVE AGENT AND THE LENDERS BY THE GUARANTORS. Any notice to the Administrative Agent or the Lenders by the Guarantors pursuant to the provisions hereof shall be sent, and shall be effective, in accordance with Section 10.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement. Notice by the Guarantors shall not, in any way, reduce, diminish or release the liability of any other Obligor. In the event that this Agreement is preceded or followed by any other guaranty or surety agreement(s) regarding the Debtor or any other Person, all rights granted to the Administrative Agent and the Lenders in such agreement(s) shall be deemed to be cumulative and this Agreement shall not, in such event, be deemed to be cancelled, superseded, terminated or in any way limited.
JOINDER. Upon the execution and delivery by any other Person of a Guarantor Joinder, such Person shall become a "Guarantor" hereunder with the same force and effect as if it were originally a party to this Agreement and named as a "Guarantor" on the signature pages hereto, and such Guarantor Joinder shall constitute a rider hereto and form a part of this Agreement. The execution and delivery of any such Guarantor Joinder shall not require the consent of any Guarantor or any Obligor, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.
MISCELLANEOUS. This Agreement and the obligations of the Guarantors hereunder shall be binding upon the Guarantors and their respective successors, permitted assigns and other legal representatives, and shall inure to the benefit of the Administrative Agent and the Lenders and their respective endorsers, successors and assigns forever. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.
This Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e‑mail shall be effective as delivery of a manually executed counterpart of this Agreement.

WAIVER OF TRIAL BY JURY. EACH OF THE UNDERSIGNED HEREBY EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND IT WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

[INTENTIONALLY LEFT BLANK; SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, executed and delivered this Agreement as a document under seal on the day and year first above written.
GUARANTORS:

ACS Communications, Inc., a Texas corporation
ACS Dataline, LP, a Texas limited partnership
ACS Investors, LLC, a Delaware limited liability
company
BB Technologies, Inc., a Delaware corporation
BBox Holding Company, a Delaware corporation
Black Box Corporation of Pennsylvania, a
Delaware corporation
Black Box Network Services, Inc. – Government
Solutions, a Tennessee corporation
Black Box Services Company, a Delaware
corporation
Delaney Telecom, Inc., a Pennsylvania corporation
InnerWireless, Inc., a Delaware corporation
Midwest Communications Technologies, Inc., an
Ohio corporation
Mutual Telecom Services Inc., a Delaware
corporation
NextiraOne, LLC, a Delaware limited liability
company
NextiraOne Federal, LLC, a Delaware limited
liability company
Norstan, Inc., a Minnesota corporation
Norstan Communications, Inc., a Minnesota
corporation
Nu-Vision Technologies, LLC, a New York
limited liability company
Scottel Voice & Data, Inc., a California
corporation
Teldata Corporation, a Tennessee corporation
Vibes Technologies, Inc., a Minnesota corporation

By: /s/ Timothy C. Huffmyer_____________(SEAL)
Timothy C. Huffmyer, in his capacity as
one or more of the following:
President, Vice President, CFO, Treasurer
     and/or Secretary